Exhibit 99.1

PRESS RELEASE

Bioverativ Launches as Global Biotechnology Company Dedicated to Meaningful Progress in Hemophilia

•                  Bioverativ starts with a leading hemophilia portfolio, novel pipeline and growing revenues

•                  Accomplished management team focused on driving innovation for people with hemophilia and creating value for shareholders

•                  Vision to become the leading rare disease company focused on blood disorders

Waltham, Mass. — February 1, 2017 — Today, Bioverativ Inc. (NASDAQ: BIVVV) launches as an independent, global biotechnology company focused on the discovery, development, and commercialization of innovative therapies for hemophilia and other rare blood disorders. The company brings a deep understanding of hemophilia and a commitment to improving the care of people with hemophilia around the world. Its extended half-life therapies, ELOCTATE® [Antihemophilic Factor (Recombinant), Fc Fusion Protein] and ALPROLIX® [Coagulation Factor IX (Recombinant), Fc Fusion Protein] for the treatment of hemophilia A and B, respectively, represented the first major advances in treatment in nearly 20 years when launched, and generated $888M in total revenues in 2016.

Bioverativ launches with a novel pipeline of programs, an experienced management team and world-class expertise in research, development, technical operations, and commercial, as well as $325 million in cash. Beginning tomorrow, February 2, 2017, the company will trade on the NASDAQ Global Select Market under the ticker symbol “BIVV.” When-issued trading under the symbol “BIVVV” continues until market close today.

“Bioverativ has a strong legacy of commitment to the hemophilia community and, as a standalone company, we will bring an even greater focus on working together to create meaningful progress,” said John Cox, Chief Executive Officer of Bioverativ. “We understand the significant unmet needs that remain for people with hemophilia and are applying our science in the areas where we believe we can make the most impact.”

“We have a vision to build a great rare disease company that is focused on blood disorders and has the potential to create significant value for shareholders,” Cox added. “We are fortunate to launch in a strong financial position, with two innovative products for hemophilia that are continuing to show strong growth, significant capital to fund investment in future innovation, and a foundation of truly remarkable science on which we hope to develop the next generation of therapies for patients.”

“Bioverativ is positioned to take full advantage of its opportunity as a standalone company. The board and management are committed to focusing on the twin drivers of value creation — operational excellence and the efficient allocation of capital — with the objective of maximizing value for our shareholders,” said Brian Posner, Chairman of the Board of Bioverativ.

Advancing a Leading Portfolio of Hemophilia Therapies

ELOCTATE and ALPROLIX both have more than two years of real-world experience and are the only hemophilia therapies developed using Fc fusion technology. Bioverativ currently markets ELOCTATE and ALPROLIX in the United States, Japan and Canada, and plans to expand into additional geographies. The therapies are also commercialized in the European Union and other countries by Swedish Orphan Biovitrum AB (publ)(Sobi) under a collaboration agreement.

Researching Areas of Serious Unmet Patient Needs

Bioverativ’s scientists led the discovery and development of ELOCTATE and ALPROLIX, and continue to explore the underlying science and potential benefits of Fc fusion technology in areas of significant need in hemophilia, including immune tolerance induction (ITI) in patients who develop inhibitors, long-term joint health and women with bleeding disorders.

Bioverativ’s innovative pipeline is also focused on areas that have the potential to make an impact for patients. It includes novel programs in hemophilia A and B, sickle cell disease and beta thalassemia, and the company intends to rapidly progress its pipeline programs into the clinic.

•                  BIVV 001 is an investigational recombinant factor protein designed for once weekly or less frequent prophylactic dosing for hemophilia A, and it is expected to enter the clinic in the second half of 2017.

•                  Currently in preclinical testing, BIVV 002 is designed to enable subcutaneous administration of factor IX for hemophilia B.

•                  Bioverativ also has a worldwide collaboration with Sangamo Therapeutics on its preclinical zinc finger nuclease-mediated genome editing programs for beta thalassemia and sickle cell disease.

Creating Progress for Patients, Together

Bioverativ will carry forward a commitment to innovative global programs that aim to improve access to treatment, advance disease understanding and create true partnership with the community. This includes an ongoing donation, together with Sobi, of up to 1 billion international units of clotting factor over 10 years for humanitarian aid programs in the developing world. It also includes continuing as a founding member of My Life, Our Future, a groundbreaking program that makes free genetic testing available to people with hemophilia A and B, as well as potential and confirmed carriers of the disorder in the United States.

About the Bioverativ and Sobi Collaboration

Bioverativ and Sobi collaborate on the development and commercialization of ELOCTATE, which is marketed as Elocta® in Europe, and ALPROLIX. Bioverativ has final development and commercialization rights in North America and all other regions in the world excluding the Sobi territory, and manufacturing responsibility for ELOCTATE and ALPROLIX. Sobi has final development and commercialization rights in the Sobi territory (essentially Europe, North Africa, Russia and most Middle Eastern markets).

About ELOCTATE®/Elocta®

ELOCTATE® [Antihemophilic Factor (Recombinant), Fc Fusion Protein] is a recombinant clotting factor therapy developed for hemophilia A using Fc fusion technology to prolong circulation in the body. It is engineered by fusing factor VIII to the Fc portion of immunoglobulin G subclass 1, or IgG1 (a protein commonly found in the body), enabling ELOCTATE to use a naturally occurring pathway to extend the time the therapy remains in the body. While Fc fusion technology has been used for more than 15 years, Bioverativ and Swedish Orphan Biovitrum AB (publ) (Sobi) have optimized the technology and are the first companies to utilize it in the treatment of hemophilia. ELOCTATE is manufactured using a human cell line in an environment free of animal and human additives.

ELOCTATE is approved and marketed by Bioverativ in the United States, Japan and Canada. It is also approved in Australia, New Zealand, Brazil and other countries, and Bioverativ has marketing rights in these regions. It is also approved as Elocta® in the European Union, Switzerland, Iceland, Liechtenstein, Norway and other countries where it is marketed by Sobi.

As with any factor replacement therapy, allergic-type hypersensitivity reactions and development of inhibitors may occur in the treatment of hemophilia A. Inhibitor development has been observed with ELOCTATE/Elocta, including in previously untreated patients. For more information, please see the full U.S. prescribing information for ELOCTATE. Note that the indication for previously untreated patients is not included in the EU Product Information for Elocta.

About ALPROLIX®

ALPROLIX® [Coagulation Factor IX (Recombinant), Fc Fusion Protein] is a recombinant clotting factor therapy developed for hemophilia B using Fc fusion technology to prolong circulation in the body. It is engineered by fusing factor IX to the Fc portion of immunoglobulin G subclass 1, or IgG1 (a protein commonly found in the body), enabling ALPROLIX to use a naturally occurring pathway to extend the time the therapy remains in the body (half-life). ALPROLIX is manufactured using a human cell line in an environment free of animal and human additives.

ALPROLIX is approved and marketed by Bioverativ for the treatment of hemophilia B in the United States, Japan and Canada. It is also approved in Australia, New Zealand, Brazil and other countries, and Bioverativ has marketing rights in these regions. It is also approved in the European Union, Iceland, Liechtenstein, Norway and other countries, where it is marketed by Sobi.

Allergic-type hypersensitivity reactions and development of inhibitors have been observed with ALPROLIX in the treatment of hemophilia B, including in previously untreated patients. For more information, please see the full U.S. prescribing information for ALPROLIX. Note that the indication for previously untreated patients is not included in the EU Product Information.

About Bioverativ

Bioverativ is a global biotechnology company dedicated to transforming the lives of people with hemophilia and other rare blood disorders through world-class research, development and commercialization of innovative therapies. Launched in 2017 following its separation from Biogen Inc., Bioverativ builds upon a strong heritage of scientific innovation and is committed to actively working with the blood disorders community. The company’s mission is to create progress for patients where they need it most, and its hemophilia therapies when launched represented the first major advancements in hemophilia treatment in more than two decades. For more information, visit www.bioverativ.com or follow @bioverativ on Twitter.

Bioverativ was created as a spin-off from Biogen’s hemophilia business and separated from Biogen effective February 1, 2017. Bioverativ is an independent, publicly-traded company, headquartered in Waltham, Massachusetts. During a temporary transition period, which includes time to allow Bioverativ to establish or transfer certain licenses related to ELOCTATE and ALPROLIX, each of Bioverativ and Biogen will have a relationship to the products.

Safe Harbor

This press release contains forward-looking statements, including statements relating to: Bioverativ’s business and strategic objectives; growth prospects and potential opportunities for commercial products and pipeline programs; planned geographic expansion; relationships with collaborators and other third parties; research and development activities and priorities; anticipated clinical trials and timing thereof; and expected capitalization, and other financial information.  These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including:  Bioverativ’s dependence on revenues from sales of ELOCTATE and ALPROLIX; failure to compete effectively due to significant product competition in the markets in which Bioverativ operates; product quality or safety concerns, including the occurrence of adverse safety events; product development risks; risks associated with clinical trials; risks relating to actions of regulatory authorities; risks related to reliance on third parties for manufacturing, supply and distribution of Bioverativ’s products and product candidates; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for Bioverativ’s products; failure to obtain and maintain adequate protection for intellectual property and other proprietary rights; risks of doing business in international markets; risks associated with current and potential future healthcare reforms; failure to identify and execute on business development and research and development opportunities;  Bioverativ’s dependence on relationships with collaborators and other third parties for revenue and other aspects of its business; loss of key employees or inability to attract and retain key personnel; disruptions to, or other adverse impact on Bioverativ’s relationships with its customers and other business partners; failure to comply with legal and regulatory requirements affecting Bioverativ’s business; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; changes in the law concerning the taxation of income; risks relating to technology failures or breaches; the outcome of any significant legal proceedings; the adequacy of the Bioverativ’s cash flows from operations; Bioverativ’s lack of operating history as a standalone business; risks relating to the separation from Biogen, including, among others, failure to achieve the anticipated benefits from the separation, reliance on Biogen and other third parties to provide certain services post-separation, restrictions to preserve the tax-free treatment of the separation that may impact Bioverativ’s strategic and operating flexibility, and Bioverativ’s ability to satisfy liabilities and potential indemnification obligations in connection with the separation; and other risks and uncertainties described in the Risk Factors section of Bioverativ’s Registration Statement on Form 10 and other filings with the Securities and Exchange Commission.

These statements are based on our current beliefs and expectations and speak only as of the date of this release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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MEDIA CONTACT:	INVESTOR CONTACT:

Tracy Vineis	Susan Altschuller
+1 781 663 4350	+1 781 663 4360
media@bioverativ.com	IR@bioverativ.com